NEWS RELEASE
One Campus Martius, Suite 700 • Detroit, Michigan 48226
(313) 961-4100

For Immediate Release
July 29, 2014

Covisint Corporation Announces First Quarter Fiscal 2015 Earnings Results

•	Total revenue of $21.6 million

•	Subscription revenue of $15.5 million

•	Provides update on progress of strategic initiatives to refocus and position business for growth

DETROIT -- July 29, 2014 -- Covisint Corporation (Nasdaq: COVS), provider of a leading cloud engagement platform, today announced financial results for the first quarter of its fiscal 2015 ended June 30, 2014.
“We are off to a solid start to Fiscal 2015, which includes our subscription business getting back on track and performing in line with expectations,” said Covisint CEO Sam Inman. “We have made strong progress transitioning from a services and software company - to a true enterprise software company and we believe our platform is instrumental in transforming the way enterprises connect with their business partners, suppliers and customers. I am confident that the steps we are taking provide a strong foundation for our future success.”

First Quarter 2015 Financial Highlights

•
Revenues: Subscription and support revenue was $15.5 million, a decline of 3% year-over-year. Services revenue was $6.1 million, a decline of 26% year-over-year. Total revenues were $21.6 million, a decline of 10% year-over-year.

•	Gross Profit: GAAP gross profit was $6.3 million. GAAP gross margin was 29%. Non-GAAP gross profit was $8.5 million. Non-GAAP gross margin was 39%.

•
Earnings: GAAP diluted net loss per share was ($0.32) compared to ($0.16) in the same quarter last year. Non-GAAP diluted net loss per share was ($0.23) compared to ($0.15) in the same quarter last year.

First Quarter Fiscal 2015 Business Highlights
In the first quarter, Covisint:

•
Announced Covisint’s Certified Service Partner Program. During the quarter Covisint announced partnerships with CitiusTech, Lochbridge and Perficient - the program will provide certified training and increased technical support on the Covisint platform to enable these partners to develop on our platform.

•
Was recognized by Gartner, Inc. as a Leader in its first ever "Magic Quadrant for Identity Access Management as a Service (IDaaS)," published June 2, 2014. The Magic Quadrant positions vendors on their ability to execute and completeness of vision. With this recognition, Covisint has now been positioned in the three Magic Quadrants of the three key pillars for enterprise digital transformation - security, integration and presentation.

•
Was the keynote speaker and participant on two panel discussions on the future of automotive connectivity at Telematics Detroit 2014, the world's largest forum dedicated to the future of connected auto mobility. Covisint also made available at the show a whitepaper titled "Creating a Frictionless Ownership Experience for the Connected Consumer”.

•
Announced that Covisint was named a "major player" by independent analyst firm IDC in the report: IDC MarketScape: Worldwide Federated Identity Management and Single Sign-On 2014 Vender Assessment (IDC #247097, March 2014).

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), Covisint monitors non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA. Each of these financial measures excludes the impact of certain items (the impact of stock award compensation expense, the amortization of intangible assets and amounts incurred for capitalized internal software costs) and, therefore, has not been calculated in accordance with GAAP.
Covisint monitors these non-GAAP measures to evaluate its ongoing operational performance and enhance an overall understanding of its past financial performance. Covisint believes that these non-GAAP metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA. Furthermore, Covisint uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. Covisint also believes that these non-GAAP measures provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods against other companies in its industry.
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Conference Call and Webcast Information
Covisint management will hold a conference call at 4:45 ET today to discuss these results. The U.S. toll free dial-in for the conference call is 1-877-407-4018, and the international dial-in number is 1-201-689-8471. No passcode is required. A live webcast of the conference call will also be available on the investor relations page of the company's website at investors.covisint.com.
For those unable to participate in the conference call, a replay will be available after the conclusion of the earnings call on July 29, 2014, through August 5, 2014. The U.S. toll-free replay dial-in number is 1-877-870-5176 and the international replay dial-in number is 1-858-384-5517. The replay passcode is 13586814.

Covisint
Covisint provides a leading cloud engagement platform for creating and enabling new mission-critical external business processes. Our solutions enable organizations to connect, engage, and collaborate with the critical external audiences that define their success--including customers, business partners and suppliers. Covisint allows its clients to establish a secure, reliable, integrated presence in the cloud, and it provides the kind of engaging information experiences that people everywhere have come to expect. Learn more at www.covisint.com.

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Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Covisint's future financial performance, market growth, the demand for Covisint's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Covisint's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Covisint's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Covisint's disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solutions; the extent we are able to maintain pricing with our customers at renewal; the seasonality of our business; our ability to manage our growth; the continued growth of the market for our solutions; the success of our channel partner and certified partner strategies; competition from current competitors and new market entrants; our ability to penetrate new vertical markets; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Covisint's reports filed with the SEC.

Investor Relations Contact
866.319.7659
investors@covisint.com

Media Contact
Brad Schechter
313.961.5290
bschecht@covisint.com

For Sales and Marketing Information
Covisint Corporation, One Campus Martius, Suite 700, Detroit, MI 48226,
313-961-4100

http://www.covisint.com

COVISINT CORPORATION AND THE COVISINT OPERATIONS OF COMPUWARE CORPORATION
CONDENSED AND CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)
	June 30, 2014	March 31, 2014
ASSETS
CURRENT ASSETS:
Cash	$43,129	$49,536
Accounts receivable, net	18,732	21,838
Deferred tax asset, net	677	1,017
Due from parent and affiliates	4,136	2,813
Other current assets	6,599	5,983
Total current assets	73,273	81,187
PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND AMORTIZATION	4,940	4,751
CAPITALIZED SOFTWARE AND OTHER INTANGIBLE ASSETS, NET	22,047	23,040
OTHER:
Goodwill	25,385	25,385
Deferred costs	5,198	6,188
Deferred tax asset, net	127	131
Other assets	754	766
Total other assets	31,464	32,470
TOTAL ASSETS	$131,724	$141,448
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,963	$3,893
Accrued commissions	1,245	1,640
Deferred revenue	14,806	16,606
Accrued expenses	3,649	3,752
Total current liabilities	23,663	25,891
DEFERRED REVENUE	9,119	11,223
ACCRUED EXPENSES	56	56
DEFERRED TAX LIABILITY, NET	2,421	2,668
Total liabilities	35,259	39,838
COMMITMENTS AND CONTINGENCIES	—	—
SHAREHOLDER’S EQUITY:
Common Stock	—	—
Additional paid-in capital	147,533	140,569
Retained deficit	(51,063)	(38,947)
Accumulated other comprehensive loss	(5)	(12)
Total shareholders' equity	96,465	101,610
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$131,724	$141,448

COVISINT CORPORATION AND THE COVISINT OPERATIONS OF COMPUWARE CORPORATION
CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands) Except Per Share Data
(Unaudited)
	THREE MONTHS ENDED JUNE 30,
	2014	2013
REVENUE	$21,587	$24,101
COST OF REVENUE	15,266	13,310
GROSS PROFIT	6,321	10,791

OPERATING EXPENSES:
Research and development	3,116	2,585
Sales and marketing	9,772	7,339
General and administrative	5,546	5,534
Total operating expenses	18,434	15,458
OPERATING LOSS	(12,113)	(4,667)
Other income	22	—
LOSS BEFORE INCOME TAX PROVISION	(12,091)	(4,667)
INCOME TAX PROVISION	25	3
NET LOSS	($12,116)	($4,670)

DILUTED EPS COMPUTATION
Numerator: Net loss	($12,116)	($4,670)
Denominator:
Weighted-average common shares outstanding	37,499	30,003
Dilutive effect of stock awards	—
Total shares	37,499	30,003
Diluted EPS	($0.32)	($0.16)

COVISINT CORPORATION AND THE COVISINT OPERATIONS OF COMPUWARE CORPORATION
NON-GAAP CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)
(Unaudited)
	THREE MONTHS ENDED JUNE 30,
	2014	2013
REVENUE	$21,587	$24,101
COST OF REVENUE	13,108	11,657
GROSS PROFIT	8,479	12,444

OPERATING EXPENSES:
Research and development	3,840	4,490
Sales and marketing	9,027	7,215
General and administrative	4,114	5,125
Total operating expenses	16,981	16,830
OPERATING LOSS	(8,502)	(4,386)

Other income	22	—

LOSS BEFORE INCOME TAX PROVISION	(8,480)	(4,386)

INCOME TAX PROVISION	25	3

NET LOSS	($8,505)	($4,389)

DILUTED EPS COMPUTATION
Numerator: Net loss	$(8,505)	$(4,389)
Denominator:
Weighted-average common shares outstanding	37,499	30,003
Dilutive effect of stock awards
Total shares	37,499	30,003
Diluted EPS	($0.23)	($0.15)

COVISINT CORPORATION AND THE COVISINT OPERATIONS OF COMPUWARE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(In Thousands, Except Per Share Data)
(Unaudited)
	THREE MONTHS ENDED JUNE 30,
	2014	2013
Gross profit	$6,321	$10,791
Gross profit %	29%	45%
Adjustments:
Stock compensation expense—cost of revenue	515	5
% of total revenue	2%	—%
Cost of revenue—amortization of capitalized software	1,643	1,648
% of total revenue	8%	7%
Adjusted gross profit	$8,479	$12,444
Adjusted gross profit %	39%	52%

	THREE MONTHS ENDED JUNE 30,
	2014	2013
Cost of revenue	$15,266	$13,310
Adjustments:
Stock compensation expense	515	5
Cost of revenue - amortization of capitalized software	1,643	1,648

Cost of revenue, non-GAAP	$13,108	$11,657

	THREE MONTHS ENDED JUNE 30,
	2014	2013
Research and development	$3,116	$2,585
Adjustments:
Capitalized internal software costs	(790)	(1,952)
Stock compensation expense	66	47

Research and development, non-GAAP	$3,840	$4,490

	THREE MONTHS ENDED JUNE 30,
	2014	2013

Sales and marketing	$9,772	$7,339
Adjustments:
Stock compensation expense	605	47
Amortization of customer relationship agreements	140	77

Sales and marketing, non-GAAP	$9,027	$7,215

	THREE MONTHS ENDED JUNE 30,
	2014	2013
General and administrative	$5,546	$5,534
Adjustments:
Stock compensation expense	1,432	387
Amortization of trademarks	—	22

General and administrative, non-GAAP	$4,114	$5,125

	THREE MONTHS ENDED JUNE 30,
	2014	2013
Net loss	($12,116)	($4,670)
Adjustments:
Capitalized internal software costs	(790)	(1,952)
Stock compensation expense	2,618	486
Amortization of capitalized software and other intangibles	1,783	1,747
Net loss, non-GAAP	($8,505)	($4,389)

	THREE MONTHS ENDED JUNE 30,
	2014	2013
Diluted EPS	($0.32)	($0.16)
Adjustments:
Capitalized internal software costs	(0.02)	(0.07)
Stock compensation expense	0.06	0.02
Amortization of capitalized software and other intangibles	0.05	0.06
Diluted EPS, non-GAAP	($0.23)	($0.15)

COVISINT CORPORATION AND THE COVISINT OPERATIONS OF COMPUWARE CORPORATION
CONDENSED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)
	THREE MONTHS ENDED JUNE 30,
	2014	2013
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss	($12,116)	($4,670)
Adjustments to reconcile net loss to cash provided by (used in) operations:
Depreciation and amortization	2,343	2,092
Deferred income taxes	(53)	4
Stock award compensation	2,619	486
Net change in assets and liabilities, net of effects from currency fluctuations:
Accounts receivable	3,108	2,538
Other assets	458	618
Accounts payable and accrued expenses	(438)	(1,078)
Deferred revenue	(3,898)	(275)
Net cash provided by (used in) operating activities	($7,977)	($285)
CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of:
Property and equipment	(820)	(171)
Capitalized software	(790)	(1,952)
Net cash used in investing activities	($1,610)	($2,123)
CASH FLOWS PROVIDED BY FINANCING ACTIVITES:
Cash payments from parent company	8,775	26,224
Cash payments to parent company	(5,787)	(23,103)
Initial public offering costs	—	(299)
Net proceeds from exercise of stock awards	196	—
Net cash provided by financing activities	$3,184	$2,822
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(4)	8
NET CHANGE IN CASH	(6,407)	422
CASH AT BEGINNING OF PERIOD	49,536	966
CASH AT END OF PERIOD	$43,129	$1,388